EXHIBIT 2

                           COMMERCIAL LOAN AGREEMENT

         This Agreement (the "Agreement") is entered into this 20th of December, 1999 by and between First International Bank (the "Lender"), and Smith-Midland Corporation (the "Borrower").

         Borrower's request for Lender to extend to them a loan in the amount of $500,000.00 (the "Loan") has been approved subject to the following provisions:

I. GENERAL REQUIREMENTS:

       A. The Borrower shall execute all instruments and agreements as Lender may require in order to properly document the Loan.

       B. All Loan documentation shall be on terms and conditions fully satisfactory to Lender and Lender's legal counsel.

II. THIS AGREEMENT IS SUBJECT TO:

       A. Receipt by Lender of evidence that there has been no unremedied adverse change since the date of the Borrower's application to the Lender for the Loan (the "Application"), or since any preceding disbursements, in the financial or any other condition of Borrower, which would warrant withholding or not making any disbursement.

       B. The representations made by Borrower in its Application, the requirements or conditions set forth in the Application, including the supporting documents thereto, the conditions set forth herein and any future conditions imposed by Lender, if applicable.

III. TERMS OF LOAN:

       A. Commercial Promissory Note. The Loan shall be evidenced by a Commercial Term Promissory Note (the "Note") executed by the Borrower to the order of the Lender upon the closing of the Loan, in the original principal amount of $500,000.00.

       B. Interest; Payments. The Note shall provide for the payment of principal and interest upon the following terms:

          The Borrower will pay principal and interest by making monthly payments in the initial amount of $10,685.13 commencing on February 1, 2000, and continuing on the first day of each and every month thereafter until all principal and interest and any other sums due under the Loan shall have been paid in full. Notwithstanding the foregoing, the entire indebtedness evidenced by the Note, including, but not limited to, all outstanding principal and accrued and unpaid interest, shall be due and payable in full on the Fifth anniversary date of the Note.

          The Borrower's initial monthly payments have been calculated in accordance with the full amortization of the Loan by level monthly payments of principal and interest over a Five (5) year period at the interest rate applicable on the date hereof.

          The Borrower's initial monthly payments have been calculated in accordance with the full amortization of the Loan by level monthly payments of principal and interest over a Five (5) year period at the interest rate applicable on the date hereof.

          Interest under the Loan will be charged in arrears on the unpaid principal of the Note until the full amount of principal thereunder has been paid. Interest shall be computed and payable monthly on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on the outstanding principal amount of the Note at a variable rate per annum of one and three quarters (1.75) percentage points in excess of the Prime Rate, with the term "Prime Rate" meaning the "Prime Rate" as published from time to time in the "Money Rates" section of the Wall Street Journal, or in the event that such rate is no longer published in the Wall Street Journal, a comparable index or reference rate selected by the Lender or other holder, in its sole discretions. The initial interest rate hereunder is ten and one quarters percent (10.25%).

          Upon the occurrence of an event of default under the Loan, without in any way affecting the Lender's or other holder's right to accelerate the Loan, the Loan shall bear interest at a rate which is two percentage points (2.0%) per annum greater than the rate otherwise in effect under the Loan.

          In the event Borrower fails to pay any installment of principal and/or interest within ten (10) days of when it is due and payable, without in any way affecting the Lender's or other holder's right to accelerate the Loan, a late charge equal to five (5) percent of such late payment shall, at the option of the Lender or other holder, be assessed against the Borrower.

          The Borrower agrees to pay all reasonable costs, expenses and reasonable attorneys' and other reasonable professionals' fees incurred in any action to collect and/or enforce the Note or to enforce, protect, preserve, defend, realize upon or foreclose any security agreement, mortgage or other agreement, including this Agreement, securing or relating to the Note, including without limitation, all reasonable costs and expenses incurred in inspecting or surveying mortgaged real estate, if any, or conducting environmental studies or tests, or to enforce, protect, preserve, defend or sustain the lien of said security agreement, mortgage or other agreement or in any litigation or controversy arising from or connected in any manner with said security agreement, mortgage or other agreement, or the Note. Borrower further agrees to pay all reasonable costs, expenses and reasonable attorneys' and other reasonable professionals' fees incurred by the Lender or any other holder in connection with any


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


          "workout" or default resolution negotiations involving legal counsel or other professionals and further in connection with any re-negotiation or restructuring of the indebtedness evidenced by the Note. Any such costs, expenses and/or fees remaining unpaid after demand therefor, may, at the discretion of the Lender or any other holder, be added to the principal amount of the indebtedness evidenced by the Note.

          All payments shall be made to the Lender at its office at 280 Trumbull Street, Hartford, Connecticut 06103, or at a different place if required by Lender or other holder.

          All payments received by the Lender, at the option of the Lender, shall be applied first to any outstanding charges and expenses incurred by the Lender in connection with the Note or any documents executed in connection with the Note, then to any unpaid and accrued interest and finally to the outstanding principal due under the Note. The Borrower agrees that the interest shall accrue at the foregoing rate on the unpaid balance before and after maturity, by acceleration or otherwise.

          The Borrower may prepay the Loan in part or in full at any time, however, there will be a prepayment penalty as follows: 3% of the principal prepayment amount in year 1, 2% of the principal prepayment amount in year 2 and 1% of the principal prepayment amount in year 3. Thereafter, the Loan may be prepaid in part or in full, at any time, without penalty or premium upon 21 days prior written notice to Lender. Failing such prior notice, the Borrower shall pay to Lender a prepayment penalty equal to 21 days interest on the principal amount prepaid. Any amounts prepaid shall be applied first to interest and other charges accrued in connection with the Loan to the date of prepayment and then to principal. Notwithstanding the above, the prepayment penalty shall not be assessed on prepayments required by the Lender from the proceeds of any casualty insurance, condemnation proceeds or the proceeds of any life insurance policy.

       C. Use of Proceeds of Loan:

          1. Approximately $100,000.00 to construct interior tenant improvements of a new office building.

          2. Approximately $400,000.00 to pay down the current revolving line of credit with Lender.

       D. Collateral:

          1.   A blanket lien on the business assets of the Borrower.


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

     IV.  CONDITIONS PRECEDENT TO CLOSING:

     The Borrower must fulfill the following conditions precedent before or concurrently with the closing of the Loan:

     A. The Lender shall have received all duly executed documentation which governs, secures and/or evidences the Loan as may be required by, and upon terms and conditions fully satisfactory to, the Lender and its legal counsel (collectively, the "Financing Agreements"). Said Financing Agreements include, without limitation, the following:

          1.     This Agreement.

          2. Note drawn to the Lender's order in the form of Exhibit A attached hereto.

          3. Security Agreement (the "Security Agreement") covering all business assets of the Borrower.

          4. UCC-1 Financing Statements for each jurisdiction that may be necessary or that the Lender deems desirable in order to perfect and protect the security interests granted under the Security Agreement.

          5. UCC-3 Termination Statements for each jurisdiction that may be necessary or that the Lender may deem desirable in order to terminate the liens and security interests in favor of any creditors.

          6. Certified copies of all corporate action (in form and substance satisfactory to the Lender) taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Note and the other Financing Agreements, and the borrowings to made hereunder or thereunder, together with such other papers as the Lender or its counsel may require.

     B. The Lender shall have received evidence satisfactory to it of hazard insurance for the benefit of the Lender regarding the business assets which are collateral for the Loan. Hazard policies regarding business assets must name the Lender as Loss Payee. Combined or blanket policies must name the Lender as Loss Payee. Copies of the mortgagee or loss payee endorsements shall have been provided to Lender. The insurance certificate must provide for ten (10) days notice to Lender prior to cancellation. If any business premises of the Borrower are located in a designated flood zone, federal flood insurance is required. Flood insurance premiums shall be current as of closing and escrowed by the Lender going forward.

          All such insurance shall be written by a company or companies acceptable to the Lender, and licensed to do business in Virginia. Such policies of insurance shall be satisfactory to the Lender as to form, substance and amount. All such policies shall


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

          be in an amount sufficient to prevent the Borrower from becoming a co-Insurer thereunder.

     C. The Lender shall have received an opinion of counsel to the Borrower that the Borrower is duly organized, formed and/or incorporated, and in good standing under the laws of the state of incorporation or organization; have due corporate or membership and legal authority and power to borrow or guaranty in accordance with the Financing Agreements; that all Financing Agreements have been validly authorized, executed and delivered; and that the Financing Agreements, once delivered, recorded and filed, will be enforceable against the Borrower in accordance with the terms thereof, and that such Financing Agreements will not violate or be in conflict with or constitute a default under any other contractual or judicial obligations, or be in conflict with the organizational documents or any other agreement of Borrower; and that there are no outstanding or threatened litigation, contingent liabilities, administrative, or other proceedings, the outcome of which could materially and adversely affect the collateral, or the ability of the Borrower to perform its obligations under the Financing Agreements.

     D. Lender shall be in receipt of satisfactory evidence that all applicable taxes have been paid by Borrower.

V.   FINANCIAL COVENANTS:

     The Borrower hereby agrees and covenants that, for the term of the Loan:

     A. The Borrower shall not assume, guarantee, endorse or otherwise become liable upon the obligations of any person or entity.

     B. Borrower agrees that it will not authorize or issue additional shares of its capital stock, or sell, transfer, or redeem any of its outstanding shares of corporate stock without the prior written consent of Lender.

VI.  EVENTS OF DEFAULT AND REMEDIES:

     A. The occurrence of any of the following conditions or events shall constitute a default (an "Event of Default") under this Agreement:

          1. any failure by the Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Note which default is not cured 15 days from the date such sums were due time being strictly of the essence; or

          2. any failure by the Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Lender under this Agreement which

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

                 default is not cured within 15 days from the date such sums were due time being strictly of the essence; or

          3. title to any collateral granted to secure the Loan is or becomes unsatisfactory to the Lender by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Lender to the Borrower; or

          4. any failure by the Borrower to duly observe or perform any term, covenant, condition or agreement contained in this Agreement or in any of the other Financing Agreements which failure continues after any applicable notice on grace periods; or

          5. any representation or warranty made or deemed to be made by or on behalf of the Borrower in this Agreement or in any of the other Financing Agreements, or in any report, certificate, financial statement, document or other instrument delivered pursuant to or in connection with this Agreement or any of the other Financing Agreements, shall prove to have been false or incorrect in any material respect upon the date of when made or deemed to be made or repeated; or

          6. any dissolution, termination, partial or complete liquidation, merger or consolidation, or insolvency of the Borrower, or any sale, transfer or other disposition of all or substantially all of the assets of the Borrower, other than as permitted under the terms of this Agreement; or

          7. any suit or proceeding shall be filed against the Borrower which, if adversely determined, would have a materially adverse affect on the ability of the Borrower to perform each and every one of its obligations under and by virtue of this Agreement and the other Financing Agreements, for which a bond has not been provided by the Borrower to the satisfaction of the Lender within ten (10) business days of the filing of any such suit or proceeding; or

          8. any change in the legal or beneficial ownership of the Borrower; or

          9. any failure by the Borrower to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders

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

                 thereof or any obligations issued thereunder to accelerate the maturity thereof; or

          10. the Borrower shall file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against the Borrower in any involuntary petition in bankruptcy under Title 11 of the United States Code, or the Borrower shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or the Borrower shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of the Borrower, or of all or any substantial part of its respective property, or the Borrower shall make an assignment for the benefit of creditors, or the Borrower shall fail generally to pay its debts as such debts become due, or the Borrower shall give notice to any Governmental Authority or body of insolvency or pending insolvency or suspension of operations; or

          11. a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future Federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property or;

          12. any uninsured final judgment in excess of $25,000 shall be rendered against the Borrower and shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty
                 (30) days, whether or not consecutive or;

          13. service of process is made upon the Lender seeking to attach or garnish by mesne or trustee process any funds of Borrower which are on deposit with the Lender; or

          14. any of the Financing Agreements shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Lender, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Financing Agreements shall be commenced by or on behalf of the Borrower which is a party thereto or any of their respective members, managers, stockholders, officers, directors, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling


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

                 to the effect that, any one or more of the Financing Agreements is illegal, invalid or unenforceable in accordance with the terms thereof; or

          15. the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

          16. there shall be any material adverse change in the assets, liabilities, condition (financial, operating or otherwise) or business of the Borrower; or

          17. if, at any time, the Lender believes in good faith that the prospect of payment of any obligation or the performance of any agreement of the Borrower is impaired, or there is such a change in the assets, liabilities, condition (financial, operating or otherwise) or business of the Borrower as the Lender believes in good faith increases its risk of non-collection; or

          18. any "default" or any "Event of Default", as those terms may be defined in any of the other Financing Agreements, shall occur.

          19. a default under any obligation or indebtedness owed by the Borrower or any guarantor to the Lender under any Loan Document or otherwise, or to any other lender, regardless of when created or whether secured or unsecured.

     B. Acceleration. If any one or more of the foregoing Events of Default shall occur, all unpaid principal of and accrued interest on the Note, together with all other amounts owing under this Agreement and the other Financing Agreements, shall automatically, at the option of the Lender, be immediately due and payable, notwithstanding anything to the contrary contained in the other Financing Agreements, without presentment, protest, demand or other notice of any kind.

     C. Waivers. The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Financing Agreements), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Lender's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Financing Agreements, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Financing Agreements.

     D. Setoff. Regardless of the adequacy of any collateral for the Loan or other means of obtaining repayment of the Loan, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held), balances or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the



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


          possession of the Lender may, at any time and from time to time, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be applied to or setoff against the payment of the Loan and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender, in such manner as the Lender in its sole and absolute discretion may determine, and the Borrower hereby grants the Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of the Loan.

     E. Other Remedies. If any one or more of the foregoing Events of Default shall have occurred, and whether or not the Lender shall have accelerated the maturity of the Loan pursuant to Section VIII B hereof, the Lender may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Financing Agreements by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Financing Agreements or any instrument pursuant to which the Loan is evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Lender shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Financing Agreements is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

VII. MISCELLANEOUS PROVISIONS:

     A.   Books, Records, and Reports:

          1. Borrower will at all times keep proper books of account in a manner reasonably satisfactory to Lender. Borrower hereby authorizes Lender to make or cause to be made, at Borrower's expense and in such manner and at such times as Lender may require, (a) inspections and audits of any books, records and papers in the custody or control of Borrower or others, relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and (b) inspections and appraisals of any of Borrower's assets.

          2. Promptly upon the Lender's request, the Borrower shall deliver to Lender such documentation and information about the Borrower's financial condition, business and/or operations as the Lender may, at any time and from time to time, request, including without limitation, the following:


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

            (a) Annual fiscal year end independent CPA reviewed financial statements of Borrower, prepared in accordance with generally accepted accounting principles, and corporate tax returns for the twelve (12) month period ending December 31, and annually thereafter (no later than 3 months following the expiration of any such period).

            (b) Quarterly management-prepared financial statements for Borrower.

            (c) Copies of federal and state tax returns within 30 days of the filing thereof.

            (d) Tax Returns for Borrower.

            For purposes of this section, CPA audited financial statements shall include balance sheet, income statement, cash flow statement and all supporting footnotes and schedules (to include cost of goods sold); management prepared financial statements shall include income statement and balance sheet.

         3. Borrower hereby authorizes all Federal, State, and municipal authorities to furnish reports of examinations, records, and other information from reports, returns, files and records of such authorities upon request therefor by Lender.

     B.  Intentionally Deleted.

     C. Business Organization. Borrower shall not in any way alter its form of business organization, or sell its business or all or substantially all of the Borrower's assets which are collateral for the Loan, except in the ordinary course of business, without the prior written consent of Lender.

     D. Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses, costs, fees, charges, expenses and reasonable attorneys' and other professionals' fees and expenses incurred by the Lender in connection with the preparation of this Agreement, the Note, and all other Financing Agreements, and any amendments or supplements hereto and thereto, and all expenses (including reasonable fees and expenses of Lender's or other holder's counsel) incidental to the collection of monies due hereunder or thereunder and in any way connected with, involving or related to the preservation, enforcement, protection or defense of this Agreement, the Note, and/or the Financing Agreements, the collateral for this Loan, and the rights and remedies hereunder or thereunder.

     E. Amendments and Waivers. Neither this Agreement, the Note, the Financing Agreements, nor any term, covenant or condition hereof or thereof may be changed,


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
         waived, discharged, modified or terminated except by a writing executed by the parties hereto or thereto. No course of dealing between the Borrower and the Lender or its employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any event of default under the Loan.

     F. Transfer of Lender's Interest. The Borrower hereby agrees that the Lender, in its sole discretion, may freely sell, assign or otherwise transfer participations, portions, co-lender interests or other interests in all or any portion of the indebtedness, liabilities or obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part. In the event of any such transfer, the transferee may, in the Lender's sole discretion, have and enforce all the rights, remedies and privileges of the Lender. The Borrower consents to the release by the Lender to any potential transferee of any and all information (including without limitation, financial information) pertaining to the Borrower as the Lender, in its sole discretion, may deem appropriate.

     G.  Waivers

         1. Prejudgment Remedy, Etc. THE BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT
            TO NOTICE AND HEARING ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE, AND FURTHER WAIVES ALL RIGHTS TO REQUEST THAT THE LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT THE BORROWER OR ANY ENDORSER, GUARANTOR OR SURETY OF THE LOAN AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY LENDER. THE BORROWER FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS.

         2. Jury Waiver. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE LENDER'S RIGHTS, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.

         3. Voluntary Nature of Waivers. THE BORROWER ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS IN SUBSECTIONS 1 AND 2 ABOVE, KNOWINGLY, WILLINGLY, WITHOUT DURESS

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            AND VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF
            SUCH WAIVERS WITH ITS ATTORNEY.

     H. Notices. All notices, requests, demands or other communications required by this Agreement shall be made in writing, and unless otherwise specifically provided herein, shall be deemed to have been duly given when delivered by hand or mailed first class mail postage prepaid, or, in the case of telecopy or facsimile notice, when transmitted, answer back received, addressed as follows, or to such other address as either party may designate in writing:

         If to the Lender:

         280 Trumbull Street
         Hartford, CT 06103
         Attn: Documentation Department

         If to the Borrower:

         Smith-Midland Corporation
         5119 Catlett Road
         Midland, Virginia 22728
         Attn: Rodney I. Smith

     I. Section Headings, Severability. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Note and the Financing Agreements is intended to be severable; if any term or provision of this Agreement, the Note, or the Financing Agreements shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

     J. Governing Law. This Agreement, the Note and the Financing Agreements, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the United States of America, and to the extent not pre-empted thereby, by the laws of the Commonwealth of Virginia (but not its conflicts of law provisions). The Borrower agrees that the Courts of the Commonwealth of Virginia or the United States District Court for the District of Virginia shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and/or to any matter arising or in any way related to this Agreement or the Financing Agreements and the Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding.

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
     K. Parties Affected. This Agreement shall be binding upon Borrower and Borrowers' successors and assigns and upon Guarantors and Guarantors' successors, assigns and/or personal representatives. The terms and conditions of this Agreement shall survive the closing and shall not be merged into the Financing Agreements notwithstanding any provisions to the contrary contained herein. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders. Where there is more than one party referred to collectively, all representations, warranties and covenants shall be joint and several.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above intending to be under seal.

LENDER:

FIRST INTERNATIONAL BANK

By: /s/ Mitchell Smith                            Date: 12/20, 1999
   -------------------                                 -------
   Mitchell Smith
   Vice-President

Borrower hereby agrees to the conditions imposed herein and further agrees that the terms and conditions herein are for the benefit of, and may be enforced by Lender. This Agreement and any amendments hereto constitute the Agreement between Lender and Borrower.

BORROWER:

SMITH-MIDLAND CORPORATION

By: /s/ Rodney I. Smith [SEAL]                    Date: 12-20, 1999
   --------------------                                -------
   Name:  Rodney I. Smith
   Title: President

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
STATE OF MARYLAND                      *
                                       *          to wit:
COUNTY OF BALTIMORE                    *

     I HEREBY CERTIFY that on this 20TH day of December, 1999, before me, the undersigned Notary Public of the Baltimore County personally appeared Rodney Smith and acknowledged Rodney I. Smith to be President of Smith-Midland Corporation, a Virginia corporation, and that he as duly authorized President being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of SMITH-MIDLAND by Rodney I. Smith as President.

     IN WITNESS MY Hand and Notarial Seal.


                                                 /s/ Patricia A. Davis (SEAL)
                                                 ----------------------------

My Commission Expires:

PATRICIA A. DAVIS, NOTARY
COMMISSION EXPIRES 6/22/02

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